Exhibit 99.1

Veeva Announces Fourth Quarter and Fiscal Year 2015 Results

Fiscal Year 2015 Total Revenues of $313.2M, up 49% Year-over-year; Q4 Total Revenues of $87.0M, up 39% Year-over-year

Fiscal Year 2015 Subscription Services Revenues of $233.1M, up 59% Year-over-year; Q4 Subscription Services Revenues of $66.5M, up 46% Year-over-year

PLEASANTON, Calif.--(BUSINESS WIRE)--March 3, 2015--Veeva Systems Inc. (NYSE: VEEV), a leading provider of industry cloud solutions for life sciences, today announced results for its fiscal fourth quarter and fiscal year ended January 31, 2015.

“It was another strong year for Veeva. We are executing well against our goal to become a growing, billion dollar industry cloud company,” said CEO Peter Gassner. “We are expanding our solutions and continuing to deliver extraordinary value to one of the world’s largest industries. Veeva CRM is leading the industry to multichannel, Veeva Vault is becoming the standard for content management in life sciences, and Veeva Network is emerging as a key solution to address their customer data challenges. We are well positioned to deliver another solid year of financial results and success for our customers.”

Fiscal 2015 Fourth Quarter Results:

  Revenues: Total revenues for the fourth quarter were $87.0 million, up from $62.8 million one year ago, an increase of 39% year-over-year. Subscription services revenues were $66.5 million, up from $45.7 million one year ago, an increase of 46% year-over-year.
  Net income and non-GAAP net income:(1) Fourth quarter net income was $13.3 million, compared to $6.2 million one year ago, an increase of 113% year-over-year. Non-GAAP net income for the fourth quarter was $16.8 million, compared to $9.5 million one year ago, an increase of 77% year-over-year.
  Net income per share and non-GAAP net income per share:(1) For the fourth quarter, fully diluted net income per share was $0.09, while non-GAAP fully diluted net income per share was $0.12.

Fiscal Year 2015 Results:

  Revenues: Total revenues for fiscal year ended January 31, 2015 were $313.2 million, up from $210.2 million in the year prior, an increase of 49%. Subscription services revenues were $233.1 million, up from $146.6 million in the year prior, an increase of 59%.
  Net income and non-GAAP net income:(1) Fiscal year 2015 net income was $40.4 million, compared to $23.6 million in the year prior, an increase of 71%. Non-GAAP net income for fiscal year 2015 was $53.2 million, compared to $30.1 million in the year prior, an increase of 77%.
  Net income per share and non-GAAP net income per share:(1) For fiscal year 2015, fully diluted net income per share was $0.28, while non-GAAP fully diluted net income per share was $0.37.

“Our dedication to customer success drove an outstanding subscription services revenue retention rate(2) of 138% for the year,” said CFO Tim Cabral. “Veeva’s unique combination of growth, profitability, and cash flow stems from the value that our industry-specific cloud solutions are able to drive for our customers.”

Fiscal Year 2015 and Recent Highlights:

  Expanding customer base and growth across all product lines – Veeva ended its fiscal year with 276 total customers, up from 198 last year. This represents strong growth across all product lines, with 191 Veeva CRM customers, 135 Veeva Vault customers, and 22 Veeva Network customers at the close of fiscal year 2015.(3)
  Making multichannel CRM a reality for the industry – Veeva brought multichannel to the industry, more than tripling its Veeva CRM Approved Email customer count for the year and launching new offerings to support digital engagement. The fourth quarter saw notable global Veeva CRM projects start at two top 50 pharma customers who are each deploying Veeva CRM multichannel capabilities.
  Becoming the standard for content management in life sciences – Veeva continued to gain significant traction with Vault signing its first top 10 pharma customer for Veeva Vault QualityDocs in the fourth quarter and recently adding a fourth top 10 pharma customer for Vault eTMF. Overall the Veeva Vault customer count nearly doubled for the year.
  Delivering the first global customer master solution – Veeva signed new deals and expansion deals in multiple geographies in the fourth quarter. In the quarter, Veeva also announced it will deliver customer reference data for Europe; available today for the UK, with France, Germany, Italy, and Spain expected later this year. Over the course of the year, the Veeva Network customer count more than tripled.
  Customer success driving high revenue retention – Veeva continued to achieve exceptional subscription services revenue retention rates, reporting 138% for the year.(2)

Financial Outlook:

Veeva is providing guidance for its fiscal first quarter ending April 30, 2015 as follows:

  Total revenues between $87 and $88 million.
  Non-GAAP operating income between $23 and $24 million.
  Non-GAAP fully diluted net income per share of $0.10.

Veeva is providing guidance for its fiscal year ending January 31, 2016 as follows:

  Total revenues between $390 and $395 million.
  Non-GAAP operating income between $103 and $108 million.
  Non-GAAP fully diluted net income per share between $0.43 and $0.45.

Conference Call Information
What:	Veeva’s Fiscal 2015 Fourth Quarter and Full Year Results Conference Call
When:	Tuesday, March 3, 2015
Time:	1:30 p.m. PT (4:30 p.m. ET)
Live Call:	1-877-201-0168, domestic
1-647-788-4901, international
Conference ID 7993 5170
Webcast:	ir.veeva.com

(1) This press release uses non-GAAP financial metrics that are adjusted for the impact of various GAAP items. See the sections titled “Non-GAAP Financial Measures” and the tables entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” below for details.

(2) We calculate our annual subscription services revenue retention rate for a particular fiscal year by dividing (i) annualized subscription revenue as of the last day of that fiscal year from those customers that were also customers as of the last day of the prior fiscal year by (ii) the annualized subscription revenue from all customers as of the last day of the prior fiscal year. Annualized subscription revenue is calculated by multiplying the daily subscription revenue recognized on the last day of the fiscal year by 365. This calculation includes the impact on our revenues from customer non-renewals, deployments of additional users or decreases in users, deployments of additional solutions or discontinued use of solutions by our customers, and price changes for our solutions.

(3) The customer counts by product line exceed the total customer count because some customers subscribe to multiple product lines. Total customer count also includes 53 customers who purchase other data products and data services.

About Veeva Systems

Veeva Systems Inc. is a leader in cloud-based software for the global life sciences industry. Committed to innovation, product excellence, and customer success, Veeva has more than 275 customers, ranging from the world's largest pharmaceutical companies to emerging biotechs. Veeva is headquartered in the San Francisco Bay Area, with offices in Europe, Asia, and Latin America. For more information, visit www.veeva.com.

Forward-looking Statements

This release contains forward-looking statements, including statements regarding Veeva's future financial outlook and financial performance, market growth, the benefits from the use of Veeva's solutions, our strategies, and general business conditions. Any forward-looking statements contained in this press release are based upon Veeva's historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Veeva's expectations as of the date of this press announcement. Subsequent events may cause these expectations to change, and Veeva disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially, including (i) adverse changes in general economic or market conditions, particularly in the life sciences industry; (ii) delays or reductions in information technology spending, particularly in the life sciences industry, including as a result of mergers in the life sciences industry; (iii) dependence on revenues from our Veeva CRM solution, and the rate of adoption of our new products; (iv) competitive factors, including but not limited to pricing pressures, industry consolidation, difficulty securing rights to access, host or integrate with complementary third party products or data used by our customers, entry of new competitors and new applications and marketing initiatives by our competitors; (v) our ability to manage our growth effectively; (vi) our limited operating history, which makes it difficult to predict future results; (vii) the development of the market for enterprise cloud services, particularly in the life sciences industry; (viii) acceptance of our applications and services by customers, including renewals of existing subscriptions and purchases of subscriptions for additional users and solutions; (ix) breaches in our security measures, unauthorized access to our customers’ data, or system availability or performance problems associated with our data centers or computing infrastructure; (x) our expectation that the future growth rate of our revenues will decline, and that as our costs increase, we may not be able to generate sufficient revenues to sustain the level of profitability we have achieved in the past or achieve profitability in the future; (xi) loss of one or more key customers; and (xii) changes in sales that may not be immediately reflected in our results due to our subscription model.

Additional risks and uncertainties that could affect Veeva’s financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in the company’s filing on Form 10-Q for the period ended October 31, 2014, which is available on the company’s website at www.veeva.com under the Investors section and on the SEC’s website at www.sec.gov. Further information on potential risks that could affect actual results will be included in other filings Veeva makes with the SEC from time to time.

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
	January 31,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$129,253	$262,507
Short-term investments	268,620	25,625
Accounts receivable, net	92,661	58,433
Deferred income taxes	4,815	2,075
Other current assets	6,488	5,092
Total current assets	501,837	353,732
Property and equipment, net	28,203	2,445
Capitalized internal-use software, net	1,240	1,585
Goodwill	4,850	4,850
Intangible assets, net	4,904	6,551
Other long-term assets	3,856	1,145
Total assets	$544,890	$370,308

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,886	$2,117
Accrued compensation and benefits	6,497	8,750
Accrued expenses and other liabilities	8,939	7,931
Income tax payable	3,241	439
Deferred revenue	112,960	67,380
Total current liabilities	135,523	86,617
Other long-term liabilities	2,534	3,595
Total liabilities	138,057	90,212
Stockholders’ equity:
Class A common stock	—	—
Class B common stock	1	1
Additional paid-in capital	317,881	231,534
Accumulated other comprehensive income	26	19
Retained earnings	88,925	48,542
Total stockholders’ equity	406,833	280,096
Total liabilities and stockholders’ equity	$544,890	$370,308

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except per share data)
(Unaudited)
	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2015	2014	2015	2014
Revenues:
Subscription services	$66,535	$45,686	$233,063	$146,621
Professional services and other	20,477	17,117	80,159	63,530
Total revenues	87,012	62,803	313,222	210,151
Cost of revenues(4):
Cost of subscription services	15,210	11,790	55,005	36,199
Cost of professional services and other	15,946	12,568	60,653	46,403
Total cost of revenues	31,156	24,358	115,658	82,602
Gross profit	55,856	38,445	197,564	127,549
Operating expenses(4):
Research and development	11,742	7,858	41,156	26,327
Sales and marketing	15,328	12,768	56,203	41,507
General and administrative	8,103	6,511	30,239	20,411
Total operating expenses	35,173	27,137	127,598	88,245
Operating income	20,683	11,308	69,966	39,304
Other expense, net	1,660	365	2,780	804
Income before income taxes	19,023	10,943	67,186	38,500
Provision for income taxes	5,697	4,696	26,803	14,885
Net income	$13,326	$6,247	$40,383	$23,615

Net income attributable to common stockholders, basic and diluted:	$13,288	$6,145	$40,138	$10,405
Net income per share attributable to common stockholders:
Basic	$0.10	$0.05	$0.31	$0.20
Diluted	$0.09	$0.04	$0.28	$0.15

Weighted-average shares used to compute net income per share attributable to common stockholders:
Basic	130,345	122,578	127,713	51,725
Diluted	144,737	143,221	144,204	68,024
Other comprehensive income:
Net change in unrealized gains on available-for-sale investments	$47	$4	$76	$10
Net change in cumulative foreign currency translation gain (loss)	3	4	(69)	4
Comprehensive income	$13,376	$6,255	$40,390	$23,629

(4) Includes stock-based compensation as follows:

Cost of revenues:
Cost of subscription services	$92	$60	$273	$118
Cost of professional services and other	561	444	2,272	902
Research and development	1,141	805	3,844	1,700
Sales and marketing	931	818	3,221	1,788
General and administrative	1,359	787	4,715	2,442
Total stock-based compensation	$4,084	$2,914	$14,325	$6,950

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)
	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2015	2014	2015	2014
Cash flows from operating activities
Net income	$13,326	$6,247	$40,383	$23,615
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	986	858	3,929	2,410
Amortization of premiums on short-term investments	832	88	2,176	364
Stock-based compensation	4,084	2,914	14,325	6,950
Deferred income taxes	(4,192)	(1,522)	(4,268)	(1,781)
Bad debt expense	186	56	227	35
Changes in operating assets and liabilities:
Accounts receivable	(47,606)	(9,886)	(34,455)	(19,738)
Income taxes	5,515	949	3,326	(4,784)
Other current and long-term assets	(1,008)	(834)	(4,652)	(2,951)
Accounts payable	1,682	(357)	1,738	(1,303)
Accrued expenses and other current liabilities	(3,868)	3,831	(1,077)	9,690
Deferred revenue	28,292	13,866	45,580	28,473
Other long-term liabilities	476	15	467	773
Net cash provided by (used in) operating activities	(1,295)	16,225	67,699	41,753
Cash flows from investing activities
Purchases of short-term investments	(68,227)	(14,317)	(401,955)	(21,403)
Maturities and sales of investments	59,553	4,850	156,860	9,700
Purchases of property and equipment	(907)	(299)	(26,979)	(1,860)
Acquisitions, net of cash acquired	—	—	—	(12,149)
Capitalized internal-use software development costs	(112)	(104)	(413)	(1,117)
Proceeds from note receivable–related party	—	—	—	253
Payments for restricted cash and deposits	12	2	21	—
Net cash used in investing activities	(9,681)	(9,868)	(272,466)	(26,576)
Cash flows from financing activities
Proceeds from early exercise of common stock options	—	4	—	229
Proceeds from exercise of common stock options	1,499	42	5,813	514
Net proceeds from offerings	—	(1,211)	34,495	214,523
Proceeds from Employee Stock Purchase Plan	—	—	5,951	—
Restricted stock units acquired to settle employee tax withholding liability	(15)	—	(15)	—
Excess tax benefits from employee stock plans	6,610	174	25,341	174
Net cash provided by (used in) financing activities	8,094	(991)	71,585	215,440
Effect of exchange rate changes on cash and cash equivalents	—	—	(72)	—
Net change in cash and cash equivalents	(2,882)	5,366	(133,254)	230,617
Cash and cash equivalents at beginning of period	132,135	257,141	262,507	31,890
Cash and cash equivalents at end of period	$129,253	$262,507	$129,253	$262,507

Non-GAAP Financial Measures

Veeva has provided in this release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. This information includes non-GAAP net income, non-GAAP fully diluted net income per share, non-GAAP operating income, and non-GAAP operating margin. Veeva uses these non-GAAP financial measures internally for budgeting and resource allocation purposes and in analyzing its financial results. Veeva believes they are useful to investors, as a supplement to GAAP measures, as a means to evaluate period-to-period comparisons, in evaluating Veeva's ongoing operating results and trends and in comparing its financial measures with other companies in Veeva's industry, many of which present similar non-GAAP financial measures to investors. These non-GAAP measures are adjusted for the impact of expenses associated with stock-based compensation, amortization of purchased intangibles, capitalization of expenses associated with development of internal-use software and the subsequent amortization of the capitalized expenses, and the tax effect of all of these non-GAAP adjustments.

As described above, Veeva may exclude the following items from its non-GAAP measures:

  Stock-based compensation expenses. Veeva excludes stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses and management finds it useful to exclude certain non-cash charges to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC Topic 718, Veeva believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies.
  Amortization of purchased intangibles. Veeva incurs amortization expense for purchased intangible assets in connection with acquisitions of certain businesses and technologies. Amortization of intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of acquisitions. Management finds it useful to exclude these variable charges to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of purchased intangible assets will recur in future periods.
  Capitalization of internal-use software development expenses and the subsequent amortization of the capitalized expenses. Veeva capitalizes certain costs incurred for the development of computer software for internal use and then amortizes those costs over the estimated useful life. Capitalization and amortization of software development costs can vary significantly depending on the timing of products reaching technological feasibility and being made generally available. Moreover, because of the variety of approaches taken and the subjective assumptions made by other companies in this area, Veeva believes that excluding the effects of capitalized software costs allows investors to make more meaningful comparisons between our operating results and those of other companies.
  Income tax effects on the difference between GAAP and non-GAAP costs and expenses. The income tax effects that are excluded from the non-GAAP measures relate to the tax impact on the difference between GAAP and non-GAAP costs and expenses due to stock-based compensation, purchased intangibles and capitalized internal-use software for GAAP and non-GAAP measures.

There are limitations in using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which items are adjusted to calculate our non-GAAP financial measures. Veeva compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in our public disclosures.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure and not to rely on any single financial measure to evaluate our business. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables below.

Veeva is not able, at this time, to provide GAAP targets for operating income and fully diluted net income per share for the first quarter and full year of its fiscal year ending January 31, 2016 because of the difficulty of estimating certain items that are excluded from non-GAAP operating income and non-GAAP fully diluted net income per share, such as charges related to stock-based compensation expense, capitalization of internal-use software development expenses and the subsequent amortization of the capitalized expenses and amortization of acquisition-related intangibles, the effect of which may be significant.

The following table reconciles the specific items excluded from GAAP net income in the calculation of non-GAAP net income and non-GAAP net income per share for the periods shown below:

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)
(Unaudited)
	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2015	2014	2015	2014
Cost of subscription services revenues on a GAAP basis	$15,210	$11,790	$55,005	$36,199
Stock-based compensation expense	(92)	(60)	(273)	(118)
Amortization of purchased intangibles(5)	(370)	(564)	(1,478)	(917)
Amortization of internal-use software(6)	(186)	(502)	(818)	(502)
Cost of subscription services revenues on a non-GAAP basis	$14,562	$10,664	$52,436	$34,662

Gross margin on subscription services revenues on a GAAP basis	77.1%	74.2%	76.4%	75.3%
Stock-based compensation expense	0.1	0.1	0.1	0.1
Amortization of purchased intangibles(5)	0.6	1.3	0.6	0.6
Amortization of internal-use software(6)	0.3	1.1	0.4	0.4
Gross margin on subscription services revenues on a non-GAAP basis	78.1%	76.7%	77.5%	76.4%

Cost of professional services and other revenues on a GAAP basis	$15,946	$12,568	$60,653	$46,403
Stock-based compensation expense	(561)	(444)	(2,272)	(902)
Amortization of purchased intangibles(5)	—	194	—	—
Cost of professional services and other revenues on a non-GAAP basis	$15,385	$12,318	$58,381	$45,501

Gross margin on professional services and other revenues on a GAAP basis	22.1%	26.6%	24.3%	27.0%
Stock-based compensation expense	2.8	2.6	2.9	1.4
Amortization of purchased intangibles(5)	—	(1.2)	—	—
Gross margin on professional services and other revenues on a non-GAAP basis	24.9%	28.0%	27.2%	28.4%

Gross profit on a GAAP basis	$55,856	$38,445	$197,564	$127,549
Stock-based compensation expense	653	504	2,545	1,020
Amortization of purchased intangibles(5)	370	370	1,478	917
Amortization of internal-use software(6)	186	502	818	502
Gross profit on a non-GAAP basis	$57,065	$39,821	$202,405	$129,988

Gross margin on total revenues on a GAAP basis	64.2%	61.2%	63.1%	60.7%
Stock-based compensation expense	0.8	0.8	0.8	0.5
Amortization of purchased intangibles(5)	0.4	0.6	0.4	0.4
Amortization of internal-use software(6)	0.2	0.8	0.3	0.3
Gross margin on total revenues on a non-GAAP basis	65.6%	63.4%	64.6%	61.9%

Research and development expense on a GAAP basis	$11,742	$7,858	$41,156	$26,327
Stock-based compensation expense	(1,141)	(805)	(3,844)	(1,700)
Capitalization of internal-use software	113	104	413	1,117
Amortization of internal-use software(6)	—	340	—	—
Research and development expense on a non-GAAP basis	$10,714	$7,497	$37,725	$25,744

Sales and marketing expense on a GAAP basis	$15,328	$12,768	$56,203	$41,507
Stock-based compensation expense	(931)	(818)	(3,221)	(1,788)
Amortization of purchased intangibles(5)	(43)	(43)	(172)	(105)
Sales and marketing expense on a non-GAAP basis	$14,354	$11,907	$52,810	$39,614

General and administrative expense on a GAAP basis	$8,103	$6,511	$30,239	$20,411
Stock-based compensation expense	(1,359)	(787)	(4,715)	(2,442)
General and administrative expense on a non-GAAP basis	$6,744	$5,724	$25,524	$17,969

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(Dollars in thousands, except per share data)
(Unaudited)
	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2015	2014	2015	2014
Operating expense on a GAAP basis	$35,173	$27,137	$127,598	$88,245
Stock-based compensation expense	(3,431)	(2,410)	(11,780)	(5,930)
Amortization of purchased intangibles(5)	(43)	(43)	(172)	(105)
Capitalization of internal-use software	113	104	413	1,117
Amortization of internal-use software(6)	—	340	—	—
Operating expense on a non-GAAP basis	$31,812	$25,128	$116,059	$83,327

Operating income on a GAAP basis	$20,683	$11,308	$69,966	$39,304
Stock-based compensation expense	4,084	2,914	14,325	6,950
Amortization of purchased intangibles(5)	413	413	1,650	1,022
Capitalization of internal-use software	(113)	(104)	(413)	(1,117)
Amortization of internal-use software(6)	186	162	818	502
Operating income on a non-GAAP basis	$25,253	$14,693	$86,346	$46,661

Operating margin on a GAAP basis	23.8%	18.0%	22.3%	18.7%
Stock-based compensation expense	4.7	4.6	4.6	3.3
Amortization of purchased intangibles(5)	0.4	0.7	0.5	0.5
Capitalization of internal-use software	(0.1)	(0.2)	(0.1)	(0.5)
Amortization of internal-use software(6)	0.2	0.3	0.3	0.2
Operating margin on a non-GAAP basis	29.0%	23.4%	27.6%	22.2%

Net income on a GAAP basis	$13,326	$6,247	$40,383	$23,615
Stock-based compensation expense	4,084	2,914	14,325	6,950
Amortization of purchased intangibles(5)	413	413	1,650	1,022
Capitalization of internal-use software	(113)	(104)	(413)	(1,117)
Amortization of internal-use software(6)	186	162	818	502
Income tax effect on non-GAAP adjustments	(1,123)	(144)	(3,573)	(865)
Net income on a non-GAAP basis	$16,773	$9,488	$53,190	$30,107

Net income allocated to participating securities on a GAAP basis	$(38)	$(102)	$(245)	$(13,210)
Net income allocated to participating securities from non-GAAP adjustments(7)	(10)	(53)	(77)	12,581
Net income allocated to participating securities on a non-GAAP basis	(48)	(155)	(322)	(629)
Net income attributable to common stockholders on a non-GAAP basis	$16,725	$9,333	$52,868	$29,478

Diluted shares on a GAAP basis	144,737	143,221	144,204	68,024
Impact of assumed conversion of preferred stock(7)	—	—	—	61,247
Diluted shares on a non-GAAP basis	144,737	143,221	144,204	129,271

Diluted net income per share on a GAAP basis	$0.09	$0.04	$0.28	$0.15
Stock-based compensation expense	0.04	0.03	0.10	0.06
Amortization of purchased intangibles(5)	—	—	0.01	0.01
Capitalization of internal-use software	—	—	—	(0.01)
Amortization of internal-use software(6)	—	—	0.01	—
Income tax effect on non-GAAP adjustments	(0.01)	—	(0.03)	(0.01)
Impact of assumed conversion of preferred stock(7)	—	—	—	0.03
Diluted net income per share on a non-GAAP basis	$0.12	$0.07	$0.37	$0.23

(5) Reflects the reclassification of certain expenses previously reflected in cost of professional services and other revenues to cost of subscription services revenues. The reclassification of these expenses was booked in the quarterly period ended January 31, 2014.

(6) Reflects the reclassification of certain expenses previously reflected in research and development expense to cost of subscription services revenues. The reclassification of these expenses for the fiscal year ended January 31, 2014 was booked entirely in the quarterly period ended January 31, 2014.

(7) In computing the fully diluted shares for non-GAAP purposes, the 85,000,000 shares of convertible preferred stock that was issued and outstanding for the proportionate part of the year prior to our initial public offering were assumed to be converted to common shares. The 85,000,000 shares of convertible preferred stock were fully converted to common stock during the third fiscal quarter of fiscal year 2014.

CONTACT:
Veeva Systems Inc.
Investor Relations Contact
Rick Lund, 925-271-9816
ir@veeva.com
Media Contact
Amy Farrell, 617-366-7149
pr@veeva.com